Exhibit 10.40

Lexmark International Technology SA
ICC-Bloc A
20, route de Pré-Bois
Case Postale 508
CH – 1215 GENÈVE 15
Employment Agreement
between
Lexmark International Technology, S.A.
ICC Bloc A
20, route de Pré-Bois
Case Postale 508
CH – 1215 Genève 15
- herein after called “The Company” –
and
Mr. Najib Bahous
1.	Position/Activities

The Company will employ Mr. Najib Bahous as “Vice President and General Manager -EMEA”.

2.	Compensation

2.1	For his services Mr. Najib Bahous will receive an annual base salary of CHF 580’000.- payable in 13 (thirteen) monthly instalments at the end of each calendar month. In addition, Mr. Najib Bahous will be entitled to a bonus scheme which will be 30%/60%/95% of his annual base salary, earned during the relevant period and subject to achieving his minimum, target or maximum objectives. The bonus, as earned, will be paid to him by the end of March of the following year in accordance with his objectives as communicated to Mr. Najib Bahous from time to time.

2.2	The compensation paid in accordance with Section 2.1 also covers any claims for payment of a Christmas bonus, vacation pay and any other additional compensation.

2.3.	The compensation paid in accordance with Section 2.1 is subject to social security deductions according to the pension scheme and accident insurance mentioned in Section 4 hereunder as well as to taxes deductions.

2.4.	Medical insurance contributions are the responsibility of Mr. Najib Bahous.

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Lexmark International Technology SA
ICC-Bloc A
20, route de Pré-Bois
Case Postale 508
CH — 1215 GENÈVE 15
3.	Expenses

Mr. Najib Bahous shall, against the submission of the appropriate vouchers, be reimbursed for all reasonable expenses incurred in the interest of the Company.

4.	Pension Scheme and Accident Insurance

The Company shall insure Mr. Najib Bahous under, and pay the employer’s premiums for, old age pension scheme, and accident insurance to the extent required by the mandatory provisions of Swiss law. In addition, Mr. Najib Bahous will benefit from Lexmark pension plan.

5.	Vacation

Mr. Najib Bahous will be in line with the “Employee Handbook”. (File attached)

6.	Secrecy

6.1.	Mr. Najib Bahous will keep strictly secret all business matters and acts which by their nature are not intended for third parities, in particular business and trade secrets of the Company and its associated companies.

6.2.	Mr. Najib Bahous will also not disclose the compensation paid to him.

6.3.	The obligation to secrecy under Sections 6.1 and 6.2 above continues unchanged for the time after termination of this Employment Agreement.

7.	Term of Agreement

7.1	This Employment Agreement will start on 1 October 2007 and last for an unlimited time period, although it may be terminated by each party as per the “Employee Handbook.” The notice has to be given by registered mail or by handing over a written notice.

7.2	During the notice period the Company shall at any time be entitled to release Mr. Najib Bahous from his working duties.

8.	Obligation to Surrender Documents

8.1.	When leaving the service of the Company, Mr. Najib Bahous will completely surrender to the Company all printed matters, deeds, memoranda, notes, drafts, etc., which refer to matters of the Company or its associated companies and which are still in his possession. This obligation extends also to duplicates and photocopies and to documents which have been addressed to him personally, but in his capacity as an employee of the Company, and to copies of papers which he has personally, but in such capacity, sent to third persons.

8.2.	No right of retention exists vis-a-vis the obligation to surrender under Section 8.1.

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Lexmark International Technology SA
ICC-Bloc A
20, route de Pré-Bois
Case Postale 508
CH — 1215 GENÈVE 15
9.	Changes to be in Writing

Changes and amendments of this Employment Agreement must be done in writing.

10.	Applicable Law

This employment Agreement is governed by the laws of Switzerland.

12.	Acceptance of this agreement implies the acceptance of the “Employee Handbook” content which is attached to that mail
Geneva, 26 September 2007

LEXMARK INTERNATIONAL TECHNOLOGY, S.A.

/s/ Laurent Giannichi Laurent Giannichi
LITSA Managing Director

/s/ Najib Bahous Mr. Najib Bahous

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